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                                                                 EX-99(d)(2)(iv)

                                   APPENDIX A

                          Small Cap Opportunities Fund

Approved by Board of Trustees: October 24, 2000, November 6, 2001, December 23, 2001 and May 7, 2002.

Most Recent Annual Approval Date: August 5, 2003.

                                               WELLS FARGO FUNDS MANAGEMENT, LLC

                                               By:       /s/ Andrew Owen
                                                  ------------------------------
                                                           Andrew Owen
                                                      Senior Vice President


                                               SCHRODER INVESTMENT MANAGEMENT
                                               NORTH AMERICA INC.

                                               By:  /s/ Barbara Brooke Manning
                                                  ------------------------------
                                                      Barbara Brooke Manning
                                                             Director